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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Michigan Heritage Bancorp, Inc. and to the incorporation by reference therein of our report dated February 5, 2003, with respect to the consolidated financial statements of Michigan Heritage Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Plante & Moran, PLLC

Auburn Hills, Michigan
October 23, 2003